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                                EXHIBIT 5


                       [Conner & Winters Letterhead]

                             CONNER & WINTERS
                        A PROFESSIONAL CORPORATION

                                  LAWYERS

                           3700 FIRST PLACE TOWER
                            15 EAST FIFTH STREET
                         TULSA, OKLAHOMA 74103-4344
                               (918) 586-5711
                             FAX (918) 586-8982


                              October 19, 1999

Unit Corporation
1000 Kensington Tower
7130 So. Lewis
Tulsa, Oklahoma 74136

          Re:   Unit Corporation
                Registration Statement on Form S-3
                (the "Registration Statement")
                -----------------------------

Gentlemen:

        We have acted as counsel for Unit Corporation, a Delaware corporation (the "Company"), in connection with the proposed offer and sale by a certain stockholder of the Company (the "Selling Stockholder") of up to one million (1,000,000) shares of the Company's Common Stock, $.20 par value per share (the "Shares"). Sales of the Shares may be effected by the Selling Stockholder from time to time in one or more types of transactions described in the Registration Statement.

         In reaching the conclusions expressed in this opinion, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable shares of Common Stock of the Company.

         We are members of the bar of the State of Oklahoma. Our opinion expressed above is limited to the laws of the State of Oklahoma, the corporate laws of the State of Delaware, and the federal laws of the United States of America, and we do not express any opinion herein concerning the laws of any other jurisdiction.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the Prospectus constituting a part thereof under the caption "Legal Opinion."

                                           Yours very truly,

                                           CONNER & WINTERS,
                                           A Professional Corporation

                                           /s/ CONNER & WINTERS